Exhibit 99.2
GLOBAL FOOD TECHNOLOGIES, INC
INDEX TO REVIEWED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
(UNAUDITED)

Page
Financial Statements

Independent Registered Public Accounting Firm’s Review Report	2

Condensed Balance Sheet as of June 30, 2005	3

Condensed Statements of Operations for the six months ended June 30, 2005 and 2004	4

Condensed Statement of Stockholders’ Equity For the six months ended June 30, 2005	5

Condensed Statements of Cash Flows for the six months ended June 30, 2005 and 2004	6

Notes to Condensed Financial Statements	7-9

Independent Registered Public Accounting Firm’s Review Report
To the Board of Directors
Global Food Technologies Inc.
We have reviewed the condensed balance sheet of Global Foods Technologies Inc. (a development stage company) as of June 30, 2005, and the related consolidated statements of operations and cash flows for the six-month periods ended June 30, 2005 and 2004, and the statement of stockholders’ equity for the six months ended September 30, 2005. These financial statements are the responsibility of the Company’s management.
We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.
Weinberg & Company, P.A
November 2, 2005

GLOBAL FOOD TECHNOLOGIES, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEET
JUNE 30, 2005
(Unaudited)

ASSETS
Current Assets
Cash	$3,513,638
Prepaid expenses	180,630

Total Current Assets	3,694,268

Fixed Assets — net	241,745

Best system	3,157,111

Other asset	9,000

TOTAL ASSETS	$7,102,124

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$53,300
Accrued liabilities	66,402

Total Current Liabilities	119,702

Redeemable preferred stock	2,984,126

Total liabilities	3,103,828

Stockholders’ Equity

Redeemable Preferred stock, $.000001 par value, 10,000,000 shares authorized, 7,321,619 shares issued and outstanding	—

Common stock, $.000001 par value, 90,000,000 shares authorized, 60,000,000 shares designated Class A, 31,847,554 shares issued and outstanding, 30,000,000 shares designated Class B non-voting, 28,737,470 shares issued and outstanding	61

Additional paid-in capital	17,948,238

Deficit accumulated during the development stage	(13,950,003)

Total Stockholders’ equity	3,998,296

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,102,124

See accountant’s review report and notes to condensed financial statements

GLOBAL FOOD TECHNOLOGIES, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

			The Period
	For the Six	For the Six	From July 25,
	Months Ended	Months Ended	2001 (Inception)
	June 30,	June 30,	To June 30,
	2005	2004	2005
Revenues	$—	$—	$—

Expenses
Marketing	370,871	7,657	378,528
General and administrative	837,180	717,509	3,811,873
Research and development	1,256,755	246,537	9,391,316
Depreciation	51,806	49,210	276,316
Interest			91,970

Total Expenses	2,516,612	1,020,913	13,950,003

NET LOSS	$2,516,612	$1,020,913	$13,950,003

See accountant’s review report and notes to condensed financial statements

GLOBAL FOOD TECHNOLOGIES, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2005
(Unaudited)

						Deficit
			Class B			Accumulated
	Class A Voting		Non-Voting		Additional	During the	Total
	Common Stock		Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Balance, January 1, 2005	31,283,334	$31	25,221,811	$25	$12,224,643	$(11,433,391)	$791,308

Sale of Class A Common for cash	427,720	1			755,501		755,502

Sale of Class B Common for cash			3,515,659	4	5,024,264		5,024,268

Preferred stock accretion					(271,120)		(271,120)

Value of warrant issue					10,200		10,200

Stock for services	136,500				204,750		204,750

Net loss						(2,516,612	(2,516,612)

Balance, June 30. 2005	31,847,554	$32	28,737,470	$29	$17,948,238	$(13,950,003)	$3,998,296

See accountant’s review report and notes to condensed financial statements

GLOBAL FOOD TECHNOLOGIES, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

			The Period
			From
	For the Six	For the Six	July 25, 2001
	Months Ended	Months Ended	(Inception) To
	June 30,	June 30,	June 30,
	2005	2004	2004
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(2,516,612)	$(1,020,913)	$(13,950,003)
Depreciation	51,806	49,210	276,315
Warrant issue cost	10,200	—	13,600
Stock issued for services	204,750	—	204,750
Decrease (Increase) in prepaid expenses	71,487	(15,945)	(180,630)
Decrease (Increase) in current liabilities	(213,842)	116,111	119,702

Cash used in Operating Activities	(2,392,211)	(874,537)	(13,516,266)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in BEST system	—	(2,084,639)	(3,157,111)
Increase in property	—	(9,192)	(518,060)
Increase in deposits	—		(9,000)

Cash used in Investing Activities	—	(2,093,831)	(3,684,171)

CASH FLOWS FROM FINANCING ACTIVITIES

Sale of redeemable preferred stock	—	—	2,170,405
Sale of common stock	5,779,770	2,725,432	18,543,670

Net Cash Provided by Financing Activities	5,779,770	2,725,432	20,714,075

INCREASE (DECREASE) IN CASH	3,387,559	(242,936)	3,513,638

CASH — BEGINNING OF PERIOD	126,079	421,568	—

CASH — END OF PERIOD	$3,513,638	$178,632	$3,513,638

SUPPLEMENTAL DISCLOSURES

Non-cash financing transactions
Accretion of redemption value of preferred stock	$271,120	$—	$813,721

See accountant’s review report and notes to condensed financial statements

GLOBAL FOOD TECHNOLOGIES, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2005 (UNAUDITED)
1. Description and nature of the business
Global Food Technologies, Inc. (“we” or “us”) is a biotechnology company focused on food safety processes for the food processing industry dedicated to using its proprietary scientific processes to substantially increase the shelf life of commercially packaged seafood, poultry and meat, and to make those products safer for human consumption. We have applied the research and technology developed over the prior four years into the “BEST” food processing system. We have had no revenues to date and thus continue operations in the development stage. Our ability to commercialize the BEST system will depend, among other things, on our ability to demonstrate the merits of the BEST system and develop markets and alliances to penetrate those markets.
The interim condensed consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at June 30, 2005, the results of operations and the cash flows for the six months ended June 30, 2005 and 2004. Certain information and footnote disclosures normally included in financial statements that have been presented in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission with respect to interim financial statements, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein no misleading. For further information, refer to the consolidated financial statements and notes thereto included elsewhere in this Form 8K-A for the fiscal year ended December 31, 2004 and 2003.
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
The Company’s results of operations for the six months ended June 30, 2005 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2005.
We are currently a development stage enterprise. All loses accumulated since the inception of business have been considered as part of our development stage activities.
The accompanying financial statements have been prepared on the basis that we will continue as a going concern which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. Since inception, we have been engaged in product development and pre-operational activities. No revenue has been generated and we have incurred accumulated losses and negative operating cash flows of $13,950,003 and $13,516,266 as of June 30, 2005. Continuation of our existence is dependant on our ability to raise additional capital and achieve sustained profitable operations.
The uncertainty related to these conditions raises substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Redeemable Preferred Stock
We are authorized to issue Ten Million (10,000,000) shares of Preferred stock with a par value of
0.000001. Of these Eight Million (8,000,000) are designated “Series A” Preferred Stock. There are 7,321,619 shares of Series A outstanding at June 30, 2005.
Redemption may be requested by a shareholder of Series A Preferred Stock on sixty (60) days notice prior to the end of the calendar year for all or a portion of the Series A Preferred Stock held at redemption premiums of 125% in 2004, 150% in 2005 and 175% in 2006. The premium applies to the original issuance price. The redemption provision expires on January 1, 2007 and any unredeemed Series A Preferred Stock shall automatically be converted to Class B Non-Voting Stock.
We are accreting the redemption value over the period on a straight-line basis with a charge to additional paid in capital and a credit to Redeemable Series A Preferred Stock. The Redeemable Series A Preferred Stock is classified as a liability and not in Stockholders’ equity in the accompanying balance sheet.
3. Shareholders’ Equity
     Stock Issuances We have been continually selling stock to fund operations since inception. The initial capitalization was the issuance of 31,000,000 shares of Class A common to the founders in 2001. Through December 31, 2004 the three classes of stock were sold in various offerings resulting in 63,826,764 shares being issued for total net proceeds of $14,934,274.
Stock sales continue to fund operations and in the six months ended June 30, 2005, 427,720 shares of Class A common stock and 3,515,659 shares of Class B common stock were sold for cash proceeds of $5,779,770. An additional 136,500 shares of Class A common stock were issued to employees and consultants for services and were recorded at the fair market value of $204,750.
     Warrants— At December 31, 2004 we had issued 3,446,540 warrants, exercisable for 5 years at $1.90, in conjunction with sales of common stock. We continued this practice in 2005 and as of June 30, 2005 had issued an additional 2,110,468 warrants exercisable at $1.50 for 3 years in connection with our equity offerings. In 2004 a warrant was issued for services for 600,000 shares. No Warrants have been exercised. At June 30,2005 there were 6,157,008 Warrants outstanding.
4. Subsequent Events
Since June 30, 2005 to August 19, 2005, 338,883 shares of Class A common stock and 675,352 shares of Class B common stock were issued for $1,813,672 cash.
On August 19, 2005, we entered into an Asset Acquisition Agreement with Boulevard Acquisition Corporation Inc. (“BAC”) and Solvis Group, Inc. whereby we agreed to transfer and sell all of our assets and properties subject to all of our claims, liabilities and obligations in exchange for 68,800,878 shares of BAC’s common stock, representing approximately ninety-seven percent (97%), of the total issued and outstanding capital stock of BAC, which will be distributed to our shareholders. BAC will change its name to Global Food Technologies Inc. The acquisition will be accounted for as a reverse merger (recapitalization) with Global Food Technologies Inc the accounting acquirer and BAC the legal acquirer.

In September 2005, we requested that the holders of the Series A Preferred stock convert their shares into Class A common stock and to forego their right to redeem their shares at a cash premium or exercise their right to redeem their shares at a cash premium. All holders elected to convert their shares to common stock with the exception of the estate of one shareholder that elected redemption. The redemption was made at the 150% premium and was in the amount of $45,000. The remainder of the value of the Preferred shares was reclassified from liabilities to stockholders’ equity and the accreted redemption value of $798,901 was returned to additional paid in capital.
In September 2005, the Board of Directors declared a reverse stock split of 1:3 in the shares outstanding to replace with one share each of three shares outstanding. This will reduce the 70,660,878 shares outstanding at September 30, 2005 to 23,553,626. In effecting the split we are required to pay cash, estimated at $10,000, for any fractional shares resulting.